                                                                      Exhibit 11

                           MUTUAL RISK MANAGEMENT LTD.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                     Quarter Ended Sept, 30         Nine Months Ended Sept, 30
                                                                      1998             1997            1998            1997

                                                                       (in thousands except share and per share amounts)
Basic
-----

Income Available to Common Shareholders                           $     16,188    $     13,084    $     45,256    $     34,895
                                                                  ============    ============    ============    ============

Weighted Average Common Shares outstanding                          39,783,739      37,422,524      39,042,380      37,298,504
                                                                  ------------    ------------    ------------    ------------

Basic earnings per Common Share                                   $       0.41    $       0.35    $       1.16    $       0.94
                                                                  ============    ============    ============    ============


Diluted
-------

Income Available to Common Shareholders                           $     16,188    $     13,084    $     45,256    $     34,895
Debenture interest                                                       1,634           1,632           4,967           4,840
                                                                  ------------    ------------    ------------    ------------
                                                                  $     17,822    $     14,716    $     50,223    $     39,735
                                                                  ============    ============    ============    ============

Weighted Average Common Shares outstanding                          39,783,739      37,422,524      39,042,380      37,298,504
                                                                  ------------    ------------    ------------    ------------

Common share equivalents associated with options,
     Redeemable Common Shares and Convertible Debentures:
           Options                                                   4,008,252       3,824,704       4,008,252       3,824,704
           Redeemable Common Shares                                          0         937,168               0         937,168
           Convertible Debentures                                    6,580,804       6,978,800       6,580,804       6,978,800
                                                                  ------------    ------------    ------------    ------------
                                                                    10,589,056      11,740,672      10,589,056      11,740,672
Common Shares purchased with proceeds from
   Options exercised                                                (1,879,797)     (2,112,426)     (1,462,033)     (2,459,066)
                                                                  ------------    ------------    ------------    ------------
                                                                     8,709,259       9,628,246       9,127,023       9,281,606
                                                                  ------------    ------------    ------------    ------------

Total Weighted Average Common Shares                                48,492,998      47,050,770      48,169,403      46,580,110
                                                                  ============    ============    ============    ============

Diluted earnings per Common Share                                 $       0.37    $       0.31    $       1.04    $       0.85
                                                                  ============    ============    ============    ============
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